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                                                                   Exhibit 23(a)


                       [DELOITTE & TOUCHE LLP LETTERHEAD]


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement relating to the 1994 Non-Employee Directors' Stock Option Plan, as amended and restated, and the 1997 Long-Term Incentive Plan of The E.W. Scripps Company and subsidiary companies on Form S-8 of our report dated January 22, 1997 appearing in the Annual Report on Form 10-K of The E.W. Scripps Company and subsidiary companies for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP

Cincinnati, Ohio
May 22, 1997



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